1st United Bank

$5,000,000 Subordinated Capital Note

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PURCHASE AGREEMENT

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July __, 2008

1st United Bank (the “Bank”), a Florida banking corporation and wholly owned subsidiary of 1st United Bancorp, Inc. (the “Corporation”), upon and subject to the terms and conditions stated herein, is offering, issuing and selling (the “Offering”) a subordinated capital note in the principal amount of $5,000,000 (the “Note”), pursuant to exemptions from registration under Sections 3(a)(2) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Securities and Exchange Commission (the “Commission”) Rule 506 under the Securities Act (“Rule 506”) and Commission Rule 144A under the Securities Act (“Rule 144A”). Capitalized terms used but not defined herein shall have the meanings provided in the certificate representing the Note, and the singular includes the plural.

Silverton Bank, N.A. (the “Purchaser”), based upon the summary term sheet (the “Term Sheet”), which contained a preliminary indication of the principal terms the Purchaser believed appropriate based upon the Purchaser’s analysis of the Bank’s financial data and which terms are incorporated by reference herein, hereby agrees to purchase the Note. To the extent any terms contained in this Agreement are inconsistent with those contained in the Term Sheet, this Agreement supersedes and replaces those provisions in the Term Sheet.

All references in this Agreement to “Regulation D” shall mean Commission Rules 501 through 508 under the Securities Act. For purposes hereof, the singular shall include the plural and vice versa, and the words “include”, “including”, “included”, and derivations thereof shall mean without limitation by reason of enumeration or otherwise.

In consideration of the premises, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties, intending to be legally bound, agree as follows:

1.              Purchase of Note. Subject to the performance by the Bank of all its obligations hereunder, and in reliance upon the completeness and accuracy of each of the Bank’s representations, warranties and covenants, the Purchaser, upon the terms and conditions of this Agreement, hereby agrees to purchase the Note for the principal amount of $5,000,000. Upon the purchase of the Note, the Bank shall pay Purchaser a “Loan Fee” equal to 0.75% of the principal amount of the Note, or $37,500.

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2.	Closing; Delivery and Payment.

(a)       If the conditions described in Section 5 hereof have been satisfied or waived, the closing of the Offering (the “Closing”) will be held at the offices of Powell Goldstein LLP, One Atlantic Center, 1201 W. Peachtree Street, Atlanta, Georgia 30309-3488, or such other place as is agreed upon by the Purchaser and the Bank, as soon as practicable thereafter. The date on which the Closing is held shall be referred to herein as the “Closing Date.” As part of the Closing, the Bank will deliver to the Purchaser one or more definitive certificates representing the Note purchased hereby and Purchaser shall deliver payment for the Note in an amount equal to the principal amount of the Note less the Loan Fee set forth in Section 1.

3.              Bank Representations, Warranties and Covenants. The Bank represents and warrants to, and agrees with the Purchaser that as of the date hereof and on the Closing Date:

(a)       Neither the Bank nor any of its “Affiliates” (as defined in Rule 501 of Regulation D), nor any person acting on its or their behalf has directly or indirectly (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Note, or (ii) made offers or sales of any security, or solicited offers to buy or sell any security, under circumstances that would require the registration of the Note under the Securities Act or the securities or blue sky laws of any applicable jurisdiction.

(b)       Neither the Bank nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Note within the meaning of Regulation S.

(c)       The Bank is not, and upon the issuance and sale of the Note and the application of the proceeds thereof will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) without regard to Section 3(c) of the Investment Company Act.

(d)       Neither the Bank nor any of its “Subsidiaries” (as defined in Commission Regulation S-X, Rule 1-02(x)) has any arrangement, understanding or agreement to have any person to solicit offers to purchase, to make any offers to sell, or to sell or purchase the Note.

(e)       The Bank is a Florida commercial banking corporation duly organized, validly existing and in good standing under the laws of its state of organization and has the full corporate power and authority to own, lease and operate its properties, to own its Subsidiaries, and to conduct its business and to enter into and perform its obligations under this Agreement. The Bank has all necessary authorizations, approvals, registrations, orders, licenses, certificates, consents and permits (collectively, “Approvals”), and is duly qualified to transact business as a depository institution, except to the extent that the failure to have such Approvals, to so qualify or to be in good standing has not had and is not reasonably likely to have a Material Adverse Effect. A “Material Adverse Effect” means any event, action, omission or condition that: (i) has had or is reasonably likely to have a material adverse effect on the condition (financial or

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otherwise), earnings, cash flows, business or prospects of the Bank and Bank Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) has had or is reasonably likely to have a material adverse effect on the rights of Holder of the Note, or (iii) seeks to restrain, enjoin, limit or prohibit the execution, delivery or performance of this Agreement or the Note. All of the outstanding shares of capital stock of the Bank (“Bank Shares”) have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding Bank Shares was issued in violation of any preemptive or similar rights of any shareholder of the Bank.

(f)        Attached as Schedule 1 is a list of all the Bank’s direct and indirect Subsidiaries (“Bank Subsidiaries”). Each Bank Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization; each Bank Subsidiary has all corporate or entity power and authority and Approvals necessary to own, lease and operate its properties and to conduct its business as presently operated, and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction where such qualification is required, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Bank Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Bank, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, hypothecation, negative pledge, charge, encumbrance, adverse claim or equity (each a “Lien”). None of the outstanding shares of capital stock of any Bank Subsidiary was issued in violation of any preemptive or similar rights of such Bank Subsidiary arising by operation of law, under their respective charters, articles or certificate of incorporation or organizational documents, by-laws, or other organizational or constituent documents (“Organizational Documents”), or under any contract to which the Bank or any Bank Subsidiary is a party. Neither the Bank nor any of its Subsidiaries beneficially owns any shares of stock or any other equity securities of or interest in any entity, except securities or interests held in the ordinary course of business or securities or interests acquired in satisfaction of debts previously contracted in good faith.

(g)       The Bank, the Corporation and the Bank Subsidiaries operate and are in compliance with all applicable laws, ordinances, rules and regulations of, and all commitments to, all judgments, orders, rulings and decrees of and agreements with (collectively, “Laws”), all applicable governmental, regulatory and self-regulatory agencies (including any securities exchange or market where any of the Bank’s, the Corporation’s or any Bank Subsidiary’s securities are listed or traded), courts, arbitrators, bodies and authorities (“Governmental Authorities”) and all Approvals, except for those violations of which, individually or in the aggregate, would not have a Material Adverse Effect.

(h)       The Bank will include the Note as part of its long-term debt on its financial statements in accordance with GAAP.

(i)        The execution, delivery and performance of this Agreement and the Note have been duly authorized by the Bank, and, when executed and delivered by or on behalf of the Bank, this Agreement and the Note will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights, and general

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principles of equity affecting the availability of specific performance and other equitable remedies. The resolutions authorizing the Note and this Agreement shall be maintained continuously as permanent official records of the Bank.

The Note has been duly authorized by the Bank and, when executed, authenticated, issued and delivered against payment therefor to the Purchaser, will be validly issued, fully paid and nonassessable.

(j)        The execution, delivery and performance of this Agreement and the Note (i) have been duly authorized by the Bank, (ii) do not require any consent or Approval under, do not and will not conflict with, constitute a breach of, or a default or an event, which with notice, lapse of time or both would be a default under, an event or condition that gives any person the right to require the repurchase, redemption or repayment of all or a portion of any note, debenture or other indebtedness of the Bank or any Bank Subsidiary (each a “Repayment Event”), (iii) will not result in the creation or imposition of any Lien upon any property or assets of the Bank or any of its Subsidiaries, under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument (“Contract”) to which the Bank or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default or Lien which does not have and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action result in any violation of this Agreement.

(k)       (i) Each of the audited consolidated financial statements, including the notes and schedules thereto, of the Corporation and its consolidated subsidiaries (and where the Corporation has been formed within the last five years, of its predecessors and their respective consolidated Subsidiaries) as of and for the last full five years (the “Annual Financial Statements”) and the interim unaudited consolidated financial statements of the Corporation and its consolidated subsidiaries as of and for the latest interim periods and the corresponding interim periods of the immediately preceding year (the “Interim Financial Statements,” and collectively with the Annual Financial Statements, (the “Financial Statements”) provided to the Purchaser has been prepared in accordance with GAAP, Section 36 of the FDIA, and applicable regulations thereunder, and to the extent the Corporation files reports under Sections 13 or 15(d) of the 1934 Act, to the 1934 Act and the Commission’s rules and regulations thereunder, including Regulation S-X. Such Financial Statements, in all cases, fairly present in all material respects the consolidated and parent-only financial condition, earnings, cash flows and changes in shareholders’ equity as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, only to normal recurring year-end audit adjustments that are not material, and each has been certified as required by applicable Law. The Corporation and the Bank have a duly constituted audit committee of its Board of Directors (the “Audit Committee”), composed entirely of members who are “independent” in accordance with applicable Law, including FDIA Section 36, and applicable regulations thereunder. Such Audit Committee has operated consistent in all material respects with any applicable state and federal banking and other Laws, and, to the extent that the Corporation files reports under the 1934 Act or has a class of securities listed or traded on any securities exchange or Nasdaq market, the 1934 Act, the Commission’s rules and regulations, and the applicable rules of such exchange or Nasdaq.

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(ii) All the Bank’s call reports (“Call Reports”) submitted to its primary federal and state regulators conform in all material respects to the Federal Financial Institutions Examination Council’s (“FFIEC”) requirements for Call Reports, and all such Call Reports conform to the requirements of Section 37 of the FDIA and applicable regulations thereunder, and are accurate and complete in all material respects and fairly present in all material respects the reporting entity’s financial condition, earnings, cash flows (to the extent a statement of cash flows is included pursuant to the requirements of such forms) and changes in shareholders’ equity as of the dates and for the periods shown consistent with the Financial Statements as of and for the corresponding dates and periods.

(l)        If required by applicable state and federal banking, securities and other Laws, each of the accountants who certified or reviewed the Financial Statements are “independent public accountants.”

(m)      There are no investigations, actions or proceedings by or before any Governmental Authority pending, or, to the best knowledge of the Bank, threatened against or affecting the Bank or any of its Subsidiaries, that have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(n)       Since the respective dates of the Financial Statements and Interim Financial Statements provided to the Purchaser, there has not been (i) any event, action, omission or condition that has had a Material Adverse Effect, (ii) any transactions entered into by the Bank or any Bank Subsidiary, other than in the ordinary course of business, that are material to the Bank and its Subsidiaries considered as one enterprise, (iii) except for any regular cash dividends on the Bank’s common stock in the ordinary course of business consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Bank on its capital stock or other securities, nor (iv) any other event, action, omission or condition that is reasonably likely to have a Material Adverse Effect.

(o)       The Bank, the Corporation and the Bank Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general and specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) otherwise complies in all material respects with all applicable federal and state banking, securities and other applicable Laws, including the Foreign Corrupt Practices Act, the Sarbanes-Oxley Act of 2002, and the Commission’s rules and regulations thereunder.

(p)       The Bank, the Corporation and the Bank Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the Financial Statements in respect of all federal, state, local

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and foreign taxes, including for all periods and amounts as to which the tax liability of the Bank or its Subsidiaries is being contested, has not been finally determined or remains open to examination by applicable taxing authorities and where such taxes have not become due and payable.

(q)       None of the Bank, the Corporation or any of the Bank Subsidiaries is in violation of its respective Organizational Documents, or in default (including any condition or occurrence of any event that with notice, the lapse of time or both, would be a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract, to which any of them is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, which violation or default would have a Material Adverse Effect.

(r)        No filing with, or Approval of, any Governmental Authority, other than those that have been made or obtained and which remain in full force and effect, is necessary or required for the performance by the Bank of its obligations hereunder, in connection with the issuance and sale of the Note or the consummation of this Agreement. The Bank has given appropriate written notice to its federal and state banking regulators and the other Governmental Authorities having jurisdiction over the Bank, of its intent to issue the Note, and neither the federal and state banking regulators nor any other applicable Governmental Authority has expressed any objection to the Offering, and the Bank has no reason to know that the Note will not be includible in the Bank’s Tier 2 Capital under applicable capital adequacy guidelines and rules. The Bank shall confirm such matters in an officers’ certificate delivered to the Purchaser at the Closing.

(s)        To the Bank’s knowledge, no labor problem exists or is imminent with employees of the Bank, the Corporation or any of the Bank Subsidiaries that has had or is reasonably likely to have a Material Adverse Effect, and the Bank is not aware of any existing or imminent labor disturbance by the employees of any of the Bank’s, the Corporation’s or Bank Subsidiaries’ principal suppliers, contractors or customers that has had or is reasonably likely to have a Material Adverse Effect.

(t)        To the Bank’s knowledge, the Bank, the Corporation and the Bank Subsidiaries carry, or are entitled to the benefits of, insurance and blanket bonds from insurers of recognized financial standing in such amounts and covering such risks as is generally maintained by companies of a similar size and of established reputation engaged in the same or similar businesses as the Bank, the Corporation and the Bank Subsidiaries, and all such insurance is in full force and effect, and the Bank has not received or given any notice of cancellation, nonrenewal or material increase in the cost of such insurance.

(u)       The Bank, the Corporation and Bank Subsidiaries each owns or possesses, or can readily acquire on reasonable terms, patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and neither the Bank, the Corporation nor any Bank Subsidiary have received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, has had or is reasonably likely to have a Material Adverse Effect.

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(v)       The Bank, the Corporation and Bank Subsidiaries each has good and marketable title to all its respective properties and assets, free and clear of all Liens, except as are neither material in amount nor materially significant in relation to the business of the Bank, the Corporation and Bank Subsidiaries considered as one enterprise. All of the Contracts material to the business of the Bank, the Corporation and Bank Subsidiaries considered as one enterprise, and under which the Bank, the Corporation or any Bank Subsidiary holds properties or assets, are in full force and effect, and neither the Bank, the Corporation nor any of the Bank Subsidiaries has any notice of any material claim that has been asserted by anyone adverse to the rights of the Bank, the Corporation or such Bank Subsidiary under any such Contracts, or affecting or questioning the rights of such entities to the continued possession of the leased or subleased premises or other assets under any such Contract.

(w)      Other than such agreements, instruments and other documents that are filed as Exhibits to the Bank’s periodic reports, if any, filed by the Bank with its primary federal banking regulator or filed by the Corporation pursuant to the 1934 Act and have been provided to the Purchaser, there are no agreements, contracts or documents of a character described in Item 601 of Regulation S-K under the Securities Act to which the Bank or any of its Subsidiaries is a party or to which any of them or any of their assets are subject or bound.

(x)       The Note is being issued pursuant to valid exemptions from registration under Sections 3(a)(2) and 4(2) of the Securities Act and Regulation D thereunder, and is eligible for resale pursuant to Rule 144A and is not of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(y)       Any certificate signed by any officer or director of the Bank and delivered to the Purchaser or to counsel for the Purchaser shall be deemed a representation, warranty and covenant by the Bank to the Purchaser as to the matters covered thereby.

4.	Bank Covenants. The Bank agrees with the Purchaser that:

(a)       The Bank will pay all reasonable costs and expenses incurred in connection with this Agreement, the Note and the transactions contemplated herein, including all reasonable fees and expenses of its and Purchaser’s legal counsel.

(b)       The Bank will not, and will not permit any of its Affiliates or any person acting on its behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Note under the Securities Act or the appointment and qualification of any trustee or the filing of any indenture under the Trust Indenture Act of 1939, as amended. Without limiting the generality of the immediately preceding sentence, the Bank will not and will cause its Affiliates not to make any offer or sale of securities of the Bank of any class if, as a result of the doctrine of “integration” under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the offer or sale of the Note to the Purchasers, (ii) the resale of the Note by the Purchaser or (iii) the resale of the Note to others by such subsequent purchasers from the Purchaser), the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof, by Rule 144A, Rule 144, “Rule 4(1½),” Regulation S or other exemptions thereunder.

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(c)       The Bank will not, nor will the Bank permit any of its Affiliates or any person acting on its or their behalf to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Note.

(d)       The Bank will not, nor will the Bank permit any of its Affiliates or any person acting on its or their behalf to, engage in any directed selling efforts within the meaning of Regulation S with respect to the Note.

(e)       None of the Bank, the Corporation nor any Bank Subsidiary will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Bank or the Corporation to facilitate the sale or resale of the Note.

(f)        The Bank will perform timely all its covenants and obligations contained in the Note.

(g)       The Bank will use all commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement prior to and after the Closing Date to satisfy its obligations hereunder.

(h)       The Bank, promptly following the Closing may issue a press release, in a form reasonably acceptable to the Purchaser, announcing the sale of the Note hereunder, and if the Bank or the Corporation file reports pursuant to Sections 13 or 15(d) of the 1934 Act, the Bank or the Corporation will file such press release with the appropriate primary federal regulator or the Commission, as the case may be, on a Form 8-K.

(i)        The Bank and the Corporation will, so long as the Note is outstanding, file with the appropriate primary federal regulator or the Commission, as the case may be, all reports specified under Sections 13 or 15(d) of the 1934 Act to the extent that the Bank or the Corporation is otherwise required to file such information and will make available to any prospective purchaser of the Note the information required by Rule 144A(d)(4) under the Securities Act. The Bank shall cause to be prepared annual unaudited consolidated financial statements consistent with the provisions of subsections 3(k), and 3(l) hereof and will maintain the system of internal controls consistent with subsection 3(o) hereof.

(j)        It is understood and agreed that the transaction documents are proprietary to the Purchaser and will not be copied or used by the Bank, the Corporation or any of the Bank Subsidiaries or representatives for any purposes other than the transactions contemplated hereby, except as required by applicable law or court process. Notwithstanding the foregoing, the Bank (and any employee, representative or other agent of the Bank) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, all other transaction documents, and all materials of any kind (including opinions or other tax analyses) that are provided to the Bank to the extent such materials relate to such tax treatment and tax structure; provided, however, any such information relating to the tax treatment or tax structure shall be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

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(k)       With respect to any offering and sale of any Bank securities, whether such capital stock is common stock, preferred stock, debt or otherwise, occurring within the six month period following the date of this Agreement, the Bank shall either:

(i)        register such securities pursuant to requirements of the Securities Act and comply with Rule 152 of the same, or;

(ii)       ensure all such offers and sales of capital stock will be made (A) exclusively to “accredited investors,” as that term is defined in Commission Rule 501 under the Securities Act, or to fewer than 30 nonaccredited investors each of whom the Bank reasonably believes to be sophisticated, (B) in compliance with the information delivery requirements set forth in Commission Rule 502(6) under the Securities Act, (C) without any form of general solicitation or general advertising within the meaning of Commission Rule 502(c) under the Securities Act, (D) in compliance with the resale limitation requirements of Commission Rule 502(d) under the Securities Act, and (E) otherwise in compliance with the private offering exemption provided by Section 4(2) of the Securities Act and the safe harbor provided by Commission Rule 506 thereunder; and

(l)        Notwithstanding (k) above, the Bank will take all reasonable steps to ensure that any such offers and sales of securities by the Bank in the six month period following the date of this Agreement will not be “integrated,” as that term has been defined by the Commission, with the Offering or otherwise cause the offer and sale of the Securities to not be exempt from the registration requirements of the Securities Act pursuant to the exceptions provided in Commission Rule 506.

5.              Conditions to the Purchaser’s Obligations. The Purchaser’s obligations under this Agreement are subject to the accuracy of the Bank’s representations and warranties and to the performance by the Bank of its respective covenants, agreements and obligations hereunder and under this Agreement, the Term Sheet, the other transaction documents, and to the following additional conditions:

(a)       The Bank shall have furnished to the Purchaser certified resolutions approving this Agreement and the Note, and an incumbency certificate as to the Bank’s officers.

(b)       There shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), earnings, cash flows, business or prospects of the Bank or its Subsidiaries which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with the completion or the sale of and payment for the Note; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, Nasdaq, or any over-the-counter securities market, or any material disruption of the settlement of trading on any such exchange or over-the-counter market generally, or the establishment of minimum prices for trading securities generally on any such exchange or any over-the-counter market, or any suspension of trading of any securities of the Bank on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by any United States federal authorities or state authorities; (iv) the lowering or withdrawal of any rating assigned to any securities or deposits issued or guaranteed by the Bank or any of its Subsidiaries by any rating agency, or the public

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announcement or disclosure to the Bank by any rating agency that it has under surveillance or review, with possible negative consequences, its rating of any securities or deposits issued or guaranteed by the Bank or its Subsidiaries or (v) any outbreak or escalation of hostilities, any declaration of a national emergency or war by the United States or any other national or international calamity, crisis or emergency, any act or acts of terrorism, or any change in the financial markets if, in the judgment of the Purchaser, the effect of any such outbreak, escalation, act, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or the completion of its sale of, the Note.

(c)       The Bank shall have furnished to the Purchaser a certificate of the Bank, signed by the Chairman, any Vice Chairman, the Chief Executive Officer, the President or any Vice President and by the Treasurer or Chief Financial Officer of the Bank, reasonably acceptable in form and substance to the Purchaser, to the effect that:

(i)        the representations and warranties of the Bank made herein and in each transaction document are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Bank has complied with its covenants, agreements and obligations hereunder and in the transaction documents and satisfied all the conditions herein and in the transaction documents, including the payment of all other fees and expenses payable under Section 4, on the Bank’s part to be performed or satisfied at or prior to the Closing Date;

(ii)       other than as shown on Schedule 2, since the date of the most recent Financial Statements provided by the Bank to the Purchaser, there has been no material adverse change in the condition (financial or otherwise), earnings, cash flows, business or prospects of the Bank and its Subsidiaries considered as one enterprise, whether arising from transactions in the ordinary course of business or otherwise.

(d)       Prior to the Closing Date, the Bank shall have furnished to the Purchaser such further information, instruments, certificates and documents, as may be reasonably requested by the Purchaser, in form and substance reasonably satisfactory to the Purchaser.

(e)       At the Closing Date, each of the transaction documents shall have been duly authorized, executed and delivered by or on behalf of the Bank thereto, and fully executed counterparts thereof shall have been delivered to the Purchaser, and the Bank shall have paid all reasonable fees and expenses, including all reasonable legal fees and charges, for which it is responsible hereunder.

(f)        Prior to the Closing Date, the Corporation shall have entered in to a $5,000,000 line of credit with the Purchaser pursuant to the term sheet set forth on Schedule 3 hereto.

If any of the conditions specified in this Section 5 shall not have been fulfilled timely in all material respects, or if any of the forgoing documents or other transaction documents shall not be reasonably satisfactory in form and substance to the Purchaser, the Purchaser’s obligations hereunder may be terminated at, or at any time prior to, the Closing Date by the Purchaser. Notice of such termination shall be given to the Bank in writing, or by

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telephone or facsimile confirmed in writing, but no such termination shall affect the Bank’s obligation to pay all reasonable fees and expenses, including all reasonable legal fees and charges incurred by the Purchaser and the Bank.

6.	Termination.

(a)       This Agreement shall be subject to termination in the absolute discretion of the Purchaser by notice given to the Bank prior to delivery of and payment for the Note as provided in Section 5, or earlier if any Bank representation or warranty is inaccurate or if the Bank fails or is unable to perform, or gives notice of its intent not to perform, any of its covenants, agreements and obligations hereunder.

7.	Other Agreements.

(a)       The Bank acknowledges and agrees that it has made and will make its own decisions with respect to the desirability to it of the offering, pricing and sale of the Note, and has not relied and will not rely upon the Purchaser or the Purchaser’s Affiliates in making such evaluations and decisions. This Agreement is not intended to and shall not confer on any person or entity other than the parties hereto and their respective permitted successors and assigns, any relationship, rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by the Purchaser hereunder, whether as third party beneficiaries or otherwise.

(b)       The Bank authorizes the Purchaser following Closing, (i) to place advertisements in financial and other newspapers and journals (including electronic versions thereof) at their own expense describing the Transactions generally, (ii) to use the Bank’s corporate logo in such advertising or related promotional materials (including electronic versions thereof) concerning the Purchaser’s services hereunder, and (iii) to include the Transaction and the Bank in lists of transactions and customers.

(c)       The Bank acknowledges and agrees that there are no understandings, arrangements or agreements with respect to the offer or sale of the Note or the transactions contemplated herein with any finders, brokers, underwriters, agents, salesmen, dealers, representatives or other persons (other than the Purchaser as provided herein) which have any interest in finders’ fees, brokerage commissions, placement or other fees in connection with the Note or the transactions contemplated herein, and the Bank shall indemnify, defend and hold harmless the Purchaser from and against any and all claims for such compensation.

(d)       The Purchaser acknowledges that, for purposes of selling the Note to the Purchaser in compliance with applicable law, the Bank and the Corporation have given access to, and the Purchaser has become acquainted with (and will become acquainted with, pursuant to its access rights under this Agreement and the Note), certain material nonpublic information concerning the Bank and the Corporation, including but not limited to, confidential information regarding the business prospects and operations of the Bank and the Corporation (the “Confidential Information”). Until such time as the Confidential Information shall become public through no fault or disclosure of the Purchaser, the Purchaser agrees to maintain the strict confidentiality of all of the Confidential Information and that it shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, or use in any

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manner, any of the Confidential Information. The Purchaser acknowledges and agrees that it will be viewed as a temporary insider until this Confidential Information is disclosed to the public, and any breach of this provision may subject the Purchaser to insider trading liability.

8.              Survival. The respective representations, warranties and covenants made by or on behalf of the Bank or their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, and will survive delivery of and payment for the Note and shall be deemed made as to and for the benefit of any Purchaser of the Note.

9.              Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or sent by facsimile and confirmed to it at 2410 Paces Ferry Road, 600 Paces Summit, Atlanta, Georgia 30339-4098, fax number (770) 805-6543 Attention: Frank Brown, with a copy to Lyn G. Schroeder, Powell Goldstein LLP, One Atlantic Center, 1201 W. Peachtree Street, Atlanta, Georgia 30309-3488, fax number (404) 572-6999; if sent to the Bank will be mailed, delivered or sent by facsimile and confirmed to it at 1st United Bank, One North Federal Highway, Boca Raton, FL 33432, fax number (561) 362-3439, Attention: John Marino.

10.              Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Bank may not assign this Agreement and may not delegate its duties hereunder, except as permitted by the terms of Section 4.0C of the Note.

11.              Applicable Law; Venue. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS. ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER SHALL BE BROUGHT EXCLUSIVELY IN FEDERAL OR STATE COURT IN THE NORTHERN DISTRICT OF GEORGIA, WHICH ALL PARTIES AGREE IS A REASONABLE VENUE.

12.              Entire Agreement, Amendments, etc. Except as otherwise expressly provided herein, this Agreement (including the annexes, schedules and exhibits attached hereto and any other documents which are incorporated by reference into this Agreement) constitutes the entire agreement between the parties with respect to the offering and sale of the Note and the transactions, and supersedes all prior arrangements, agreements or understandings with respect thereto, written or oral. This Agreement may be amended or modified only in writing executed by all the parties hereto. Any waiver hereof must be in writing executed by the party entitled to give such waiver to be effective. If any provision of this Agreement is determined to be unenforceable, the other provisions shall remain in full force and effect.

13.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

WPB 990283.2 00025922.00018

[signatures on the following page]

WPB 990283.2 00025922.00018

IN WITNESS WHEREOF, each of the parties has executed and delivered this Subordinated Capital Note Purchase Agreement as of the date first above written.

1ST UNITED BANK

By:	/s/ John Marino
Name:	John Marino
Title:	CFO/COO

SILVERTON BANK, N.A.

By:	/s/ Jeffrey S. Neale
Name: Jeffrey S. Neale
Title: Senior Vice President

WPB 990283.2 00025922.00018

SCHEDULE 1

List of Subsidiaries

Type of	Jurisdiction Where
Name	Organization	Organized
None

SCHEDULE 2

MATERIAL ADVERSE CONDITIONS

NONE

SCHEDULE 3

Line of Credit Term Sheet